EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2015 relating to the financial statements of Fogo de Chão, Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-203527) filed on June 15, 2015.

/s/ PricewaterhouseCoopers LLP

 Dallas, Texas

June 23, 2015